QuickLinks -- Click here to rapidly navigate through this document

Exhibit 10.47

EXCHANGE AGREEMENT

among

BRIGHAM EXPLORATION COMPANY

as Issuer

BRIGHAM OIL & GAS, L.P.

as Borrower

and

SHELL CAPITAL INC.

as Holder

Dated as of November 21, 2002

i

EXCHANGE AGREEMENT

        THIS EXCHANGE AGREEMENT (this "Agreement"), dated as of November 21, 2002, is made by and between BRIGHAM EXPLORATION COMPANY, a Delaware corporation (the "Issuer"), BRIGHAM OIL & GAS, L.P., a Delaware limited partnership (the "Borrower") and SHELL CAPITAL INC., a Delaware corporation (the "Holder").

        W I T N E S S E T H :

        WHEREAS, the Borrower, Bank of Montreal, as agent (the "Senior Agent"), and the Holder, Bank of Montreal and Societe Generale, Southwest Agency, as lenders (collectively the "Senior Lenders") have entered into an Amended and Restated Credit Agreement dated as of February 17, 2000 (as such has and may be further amended, modified or supplemented, the "Senior Credit Agreement"), pursuant to which, among other things, the Senior Lenders agreed to advance certain amounts ("Senior Loans") to the Borrower on the terms and conditions set forth therein;

        WHEREAS, the Borrower, the Holder, as agent (the "Subordinated Agent"), the Holder, as a lender (the "Subordinated Lender") have entered into a Subordinated Credit Agreement dated as of October 31, 2000 (as such has and may be further amended, modified or supplemented, the "Subordinated Credit Agreement"), pursuant to which, among other things, the Subordinated Lender agreed to advance certain amounts ("Subordinated Loans") to the Borrower on the terms and conditions set forth therein;

        WHEREAS, in connection with the Senior Loan Agreement (a) the Issuer and the Holder entered into the Warrant Agreement dated as of February 17, 2000 (the "First Warrant Agreement") pursuant to which, among other things, the Issuer issued to the Holder certain warrants (the "First Warrants"), and (b) the Issuer, the Borrower and the Holder entered into the Equity Conversion Agreement dated as of February 17, 2000 (as amended by the Ancillary Agreement between the Holder and the Borrower dated October 31, 2000, and as such may have been further amended, modified or supplemented, the "ECA") pursuant to which, among other things, the Borrower granted the Holder the right to convert certain portions of the principal of the Holder's Senior Loans into equity in the Issuer;

        WHEREAS, in connection with the Subordinated Loan Agreement, the Issuer and the Holder entered into the Warrant Agreement dated as of October 31, 2000 (the "Second Warrant Agreement" and together with the First Warrant Agreement the "Warrant Agreements") pursuant to which, among other things, the Issuer issued certain warrants (the "Second Warrants" and together with the First Warrants, the "Warrants") to the Holder; and

        WHEREAS, the Issuer and the Holder entered into the Registration Rights Agreement dated as of February 17, 2000 (as amended by the First Amendment to Registration Rights Agreement between the Issuer and the Holder dated as of October 31, 2000, and as such may have been or may be further amended, modified or supplemented, the "Registration Rights Agreement");

        NOW, THEREFORE, in consideration of the mutual covenants contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

ARTICLE I

Definitions; Interpretation.

        Section 1.01.    Definitions.    Capitalized terms used but not defined herein shall have the respective meanings assigned thereto in the Senior Credit Agreement and, to the extent not defined therein, in the Warrant Agreements. In addition, the following terms shall have the following meanings:

        "End Date" shall have the meaning assigned thereto in Section 2.04 hereof.

        "Exercise Date" shall mean the date on which the conditions described in Section 2.03 shall be satisfied.

        "Shares" shall have the meaning assigned thereto in Section 2.02 hereof.

        Section 1.02.    Rules of Interpretation.    Terms defined in the singular shall have the corresponding meaning when used in the plural and vice versa. All uses of "include" or "including" mean without limitation. References to a law, rule, regulation, contract, agreement, or other document mean that law, rule, regulation, contract, agreement, or document as amended, modified, or supplemented, if applicable. Any definition of one part of speech of a word, such as definition of the noun form of that word, shall have a comparable meaning when used as a difference part of speech, such as the verb form of that word. References to any Person shall include such Person's successors and permitted assigns. The words "this Agreement," "herein," "hereof," "hereby," and words of similar import refer to this Agreement as a whole and not to any particular subdivision unless expressly so limited.

ARTICLE II

Agreements.

        Section 2.01.    Termination of Warrant Agreements, ECA; Surrender of Warrants.    On the Exercise Date the Holder shall surrender to the Issuer all original certificates representing all of the Warrants and thereupon the Warrant Agreements, the ECA (including without limitation any provisions relating to prepayment penalties) and the Registration Rights Agreement shall each be immediately terminated and shall be of no further force and effect. CSFB joins in the execution of this Agreement for the limited purpose of consenting to the termination of the ECA as provided in the preceding sentence to the extent necessary for the effectiveness of such termination.

        Section 2.02.    Issuance of Shares.    Immediately upon the surrender of the certificates representing the Warrants as provided in Section 2.01, the Issuer shall issue in the name of the Holder and deliver to the Holder five hundred and fifty thousand (550,000) fully paid and non-assessable common shares, $0.01 par value per share, of the Issuer, as constituted on the date hereof (the "Shares") and shall cause an entry to be made in the stock records of the Issuer to reflect the issuance of the Shares to the Holder and shall take such other actions reasonably necessary, at the Holder's request and at the Issuer's expense, to vest full title in the Shares in the Holder. The Issuer shall permit the Holder (or its designee), during normal business hours and upon reasonable notice, to examine the stock records of the Issuer to verify the compliance by the Issuer with the foregoing.

        Section 2.03.    CSFB Transaction.    The Exercise Date shall occur on the date on which all of the following shall have occurred:

        (a)      the Holder, at the request of the Borrower and with the consent of BMO, shall have sold, conveyed and assigned to certain Credit Suisse First Boston entities (collectively "CSFB") and CSFB shall have purchased and assumed an amount of the Senior Loans held by the Holder equal to $10,000,000 (the "CSFB Loans") pursuant to a certain Assignment Agreement dated as of the date hereof (the "CSFB Assignment Agreement") between the Holder and CSFB;

        (b)      pursuant to the CSFB Assignment Agreement, CSFB shall have fully converted the CSFB Loans into 2,564,102 ordinary shares in the Issuer in accordance with the provisions of the ECA; and

        (c)      the Holder shall have received the written consent, in accordance with Section 12.04 of the Senior Credit Agreement of (i) the BMO/Soc-Gen Majority Lenders to the termination of the ECA and (ii) the Majority Lenders to the other transactions contemplated herein.

        Section 2.04.    Failure of CSFB Transaction.    In the event that the transactions described in the foregoing Section 2.03 shall not have occurred on or prior to December 20, 2002 (the "End Date") then the End Date shall constitute the Exercise Date for the purposes of Section 2.01 hereof and the Holder, the Issuer and the Borrower shall effect the transactions described in Section 2.01 hereof on the End Date.

        Section 2.05.    Waiver of Notice.    The Issuer and the Borrower each hereby irrevocably waive any requirement under the Warrant Agreements, the Registration Rights Agreement or the ECA to provide any notice of the transactions described in this Agreement.

        Section 2.06.    Restrictive Legend.    Each certificate representing the Shares shall be stamped or otherwise imprinted with a legend in substantially the following form:

    "THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY APPLICABLE STATE SECURITIES LAWS, AND MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN EXEMPTION THEREFROM."

        Section 2.07.    Restrictions on Transfer.    Notwithstanding any provision contained in this Agreement to the contrary, Holder agrees that it will not, directly or indirectly, sell, assign, transfer, pledge, encumber, or otherwise dispose of any of the Shares except:

        (a)      in compliance with Rule 144 promulgated under the Securities Act of 1933 (the "Securities Act"); provided, however, that Holder shall provide the Issuer with copies of all filings made with the Securities and Exchange Commission with respect to sales of securities under Rule 144 and with such other information and documents as the Issuer shall reasonably require in order to assure full compliance with Rule 144; or

        (b)      pursuant to a no-action letter or other interpretive statement or release of the Securities and Exchange Commission to the effect that the proposed sale or other disposition may be effected without registration under the Securities Act; or

        (c)      pursuant to an applicable exemption (other than Rule 144) under the Securities Act; provided, however, that Holder shall have furnished the Issuer with an opinion of counsel, which opinion and counsel shall be reasonably acceptable to the Issuer, to the effect that such disposition does not require registration of such securities under the Securities Act; provided further, however, that no opinion of counsel shall be required in the case of a transfer to an affiliate (as defined in Rule 405 of the Securities Act) of Holder or to The Royal Bank of Scotland plc (or an affiliate (as defined in Rule 405 of the Securities Act) of The Royal Bank of Scotland plc), in each case only if such transferee shall have furnished the Issuer with the representations contained in Section 3.03(b) of this Agreement and shall have agreed with the Issuer to be subject to the terms of this Agreement to the same extent as if an original holder of securities pursuant hereto; or

        (d)      pursuant to an effective registration statement filed under the Securities Act.

        Section 2.08.    Registration Rights.    On the Exercise Date, the Issuer and the Holder shall enter into a new registration rights agreement with respect to the Shares in the form attached hereto as Exhibit A. DLJ MB Funding III, Inc., DLJ ESC II, LP, DLJ Merchant Banking Partners III, LP and DLJ Merchant Banking III, Inc., as advisory general partner on behalf of DLJ Offshore Partners III, C.V., each joins in the execution of this Agreement for the limited purpose of consenting to the agreement herein by the Issuer to execute such new registration rights agreement (and the execution by the Issuer on the Exercise Date of such new registration rights agreement) as provided in the preceding sentence to the extent necessary for the effectiveness of such agreement (and such execution).

ARTICLE III

Representations and Warranties.

        Section 3.01.    Representations and Warranties of the Issuer.    The Issuer hereby represents and warrant s as follows:

        (a)    Existence.    The Issuer (i) is a corporation duly organized, legally existing and in good standing under the laws of the State of Delaware and (ii) has all requisite corporate power, and has all material governmental licenses, authorizations, consents and approvals necessary to own its assets and carry on its business as now being or as proposed to be conducted.

        (b)    No Breach.    Neither the execution and delivery of this Agreement, nor compliance with the terms and provisions hereof will conflict with or result in a breach of, or require any consent which has not been obtained as of the date hereof under, the organizational documents of the Issuer, or any Governmental Requirement or any material agreement or instrument to which the Issuer is a party or by which it is bound or to which it or its Properties are subject, or constitute a default under any such agreement or instrument, or result in the creation or imposition of any Lien upon any of the material revenues or assets of the Issuer pursuant to the terms of any such agreement or instrument, provided that certain parties must provide consents to the entering into of the new registration rights agreement described in Section 2.08 hereof.

        (c)    Authority.    The Issuer has all necessary corporate power and authority to execute, deliver and perform its obligations hereunder and the execution, delivery and performance by the Issuer of this Agreement, have been duly authorized by all necessary corporate action on its part. Assuming that this Agreement constitutes the legal, valid and binding obligation of the Holder and is enforceable against the Holder, this Agreement constitutes the legal, valid and binding obligations of the Issuer, enforceable in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, fraudulent transfer and similar laws affecting creditors' rights generally or by general principles of equity.

        (d)    Approvals.    No authorizations, approvals or consents of, and no filings or registrations with, any Governmental Authority are necessary for the execution, delivery or performance by the Issuer of this Agreement or for the validity or enforceability hereof.

        (e)    Shares.    The Issuer will issue and deliver the Shares to the Holder, and assuming due surrender of the Warrants pursuant to Section 2.01 hereof, such Shares shall be duly and fully paid and non-assessable. On the date of such delivery, the Holder will acquire good and valid title to the Shares, free and clear of any Liens, agreements, claims or demands, equities, options, proxies, voting restrictions, rights of first refusal or other limitation on disposition, other than limitations of the Holder's making.

        (f)    Solvency.

            (i)  The Issuer is not Insolvent, nor after giving effect to the transactions contemplated by this Agreement will become Insolvent as a result thereof.

          (ii)  The Issuer has not made any assignment for the benefit of creditors, filed any petition in bankruptcy, been adjudicated insolvent or bankrupt, petitioned or applied to any tribunal for any receiver, conservator or trustee of it or any of its properties or assets, or commenced any proceeding under any reorganization, arrangement, readjustment of debt, conservation, dissolution or liquidation law or statute of any jurisdiction, and no such action or proceeding has been commenced or, to the knowledge of the Issuer, threatened against the Issuer by any creditor, claimant, governmental agency or other Person.

        Section 3.02.    Representations and Warranties of the Borrower.    The Borrower hereby represents and warrants as follows:

        (a)    Corporate Existence.    The Borrower: (i) is a limited partnership duly organized, legally existing and in good standing under the laws of the State of Delaware; (ii) has all requisite partnership power, and has all material governmental licenses, authorizations, consents and approvals necessary to own its assets and carry on its business as now being or as proposed to be conducted.

        (b)    No Breach.    Neither the execution and delivery of this Agreement, nor compliance with the terms and provisions hereof will conflict with or result in a breach of, or require any consent which has not been obtained as of the date hereof under, the Partnership Agreement or any Governmental Requirement or any material agreement or instrument to which the Borrower is a party or by which it is bound or to which it or its Properties are subject, or constitute a default under any such agreement or instrument, or result in the creation or imposition of any Lien upon any of the material revenues or assets of the Borrower pursuant to the terms of any such agreement or instrument.

        (c)    Authority.    The Borrower has all necessary partnership power and authority to execute, deliver, and perform its obligations under, this Agreement, and the execution, delivery and performance by the Borrower of this Agreement have been duly authorized by all necessary partnership action on its part. Assuming that this Agreement constitutes the legal, valid and binding obligation of Holder and is enforceable against Holder, this Agreement constitutes the legal, valid and binding obligations of the Borrower, enforceable in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, fraudulent transfer and similar laws affecting creditors' rights generally or by general principles of equity.

        (d)    Approvals.    No authorizations, approvals or consents of, and no filings or registrations with, any Governmental Authority are necessary for the execution, delivery or performance by the Borrower of this Agreement or for the validity or enforceability hereof.

        Section 3.03.    Representations and Warranties of the Holder.    The Holder hereby represents and warrants as follows:

        (a)    Authority.    The Holder has all necessary corporate power and authority to execute, deliver, and perform its obligations under, this Agreement, and the execution, delivery and performance by the Holder of this Agreement, has been duly authorized by all necessary corporate action on its part.

        (b)    Purchase for Investment.    Holder understands that none of the Shares have been registered under the Securities Act. Holder also understands that the Shares are being offered and sold pursuant to an exemption from registration contained in the Securities Act based in part upon Holder's representations contained in this Agreement.

        (c)    Investment.    Holder is an accredited investor within the meaning of Regulation D under the Securities Act and is not acquiring the Shares with a view to a public distribution.

        (d)    Title.    Holder is, and as of the Exercise Date will be, the sole record owner of the Warrants and, subject to the consent of The Royal Bank of Scotland plc, upon consummation of the transactions contemplated herein the Holder will convey to the Issuer full title to the Warrants being transferred pursuant to Section 2.01 hereof, free and clear of all encumbrances.

ARTICLE IV

Miscellaneous.

        Section 4.01.    Survival of Representations and Warranties.    All agreements, representations and warranties made herein shall survive the execution and delivery of this Agreement.

        Section 4.02.    Severability.    In the event any one or more of the provisions contained in this Agreement should be held invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein and therein shall not in any way be affected or impaired thereby. Where provisions of any law or regulation resulting in such prohibition or unenforceability may be waived, they are hereby waived by each of the Issuer, the Borrower and the Holder to the full extent permitted by law so that this Agreement shall be deemed a valid, legal and binding agreement, enforceable in accordance with its terms. The parties hereto shall endeavor in good- faith negotiations to replace any invalid, illegal or unenforceable provisions with valid provisions, the economic effect of which comes as close as possib le to that of the invalid, illegal or unenforceable provisions.

        Section 4.03.    Amendment.    No amendment, modification, supplement or waiver of or to any of the provisions of this Agreement shall be binding on any party hereto except as expressly set forth in a writing and duly signed and delivered by each of the Issuer, the Borrower and the Holder.

        Section 4.04.    Successors and Assigns.    This Agreement shall be binding upon and inure to the benefit of the Issuer, the Borrower and the Holder and their respective successors and permitted assigns. Notwithstanding the foregoing, neither the Issuer nor the Borrower may assign or delegate any of their respective rights or obligations hereunder without the prior written consent of the Holder (or the successor or permitted assign of the Holder, as the case may be) and any purported assignment or delegation that does not comply with the foregoing requirements shall be null and void.

        Section 4.05.    Headings.    Section headings and the Table of Contents used herein are for convenience of reference only, are not part of this Agreement and are not to affect the construction of, or to be taken into consideration in interpreting, this Agreement.

        Section 4.06.    GOVERNING LAW; SUBMISSION TO JURISDICTION.

        (a)    GOVERNING LAW.    IN ALL RESPECT , INCLUDING ALL MATTERS OF CONSTRUCTION, VALIDITY AND PERFORMANCE, THIS AGREEMENT AND THE OBLIGATIONS ARISING HEREUNDER SHALL BE GOVERNED BY, AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF TEXAS APPLICABLE TO CONTRACTS MADE AND PERFORMED IN SUCH STATE, WITHOUT REGARD TO TH E PRINCIPLES THEREOF REGARDING CONFLICTS OF LAWS, AND ANY APPLICABLE LAWS OF THE UNITED STATES OF AMERICA.

        (b)    SUBMISSION TO JURISDICTION.    THE ISSUER AND THE BORROWER EACH HEREBY EXPRESSLY SUBMITS TO THE JURISDICTION OF THE COURTS OF THE STATE OF TEXAS OR THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF TEXAS. FINAL JUDGMENT AGAINST SUCH PARTY IN ANY SUCH SUIT SHALL BE CONCLUSIVE, AND MAY BE ENFORCED IN ANY OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR AS OTHERWISE PERMITTED BY APPLICABLE LAW, A CERTIFIED OR TRUE COPY OF WHICH SHALL BE CONCLUSIVE EVIDENCE OF THE FACTS AND OF THE AMOUNT OF ANY INDEBTEDNESS OR LIABILITY OF SUCH PARTY THEREIN DESCRIBED; PROVIDED, HOWEVER, EACH PARTY MAY AT ITS OPTION BRING SUIT, OR INSTITUTE OTHER JUDICIAL PROCEEDINGS AGAINST THE OTHER PARTY OR ANY OF ITS ASSETS, IN THE COURTS OF ANY COUNTRY OR PLACE WHERE SUCH PARTY OR SUCH ASSETS MAY BE FOUND.

        (c)      THE ISSUER AND THE BORROWER EACH HEREBY IRREVOCABLY WAIVES ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY SUIT, ACTION OR PROCEEDING BROUGHT IN ANY COURTS OF THE STATE OF TEXAS OR THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF TEXAS AND HEREBY FURTHER IRREVOCABLY WAIVES ANY CLAIM THAT

ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.

        Section 4.07.    Counterparts.    This Agreement may be executed in two or more counterparts, each of which shall constitute an original but all of which when taken together shall constitute but one and the same agreement.

        [Remainder of page intentionally left blank.]

        IN WITNESS WHEREOF, the parties hereto have caused this Exchange Agreement to be duly executed as of the date first written above.

BRIGHAM EXPLORATION COMPANY
By:
/s/ BEN M. BRIGHAM
Name: Ben M. Brigham Title: President/CEO
BRIGHAM OIL & GAS, L.P.
By: BRIGHAM, INC., its general partner
By:
/s/ BEN M. BRIGHAM
Name: Ben M. Brigham Title: President/CEO
SHELL CAPITAL INC.
By:
/s/ CHRISTOPHER HILGERT
Name: Christopher Hilgert Title: Vice President
ACKNOWLEDGED AND CONSENTED TO:
THE ROYAL BANK OF SCOTLAND plc
By:	/s/ PETER BUCHANAN
Name: Peter Buchanan Title: Director

ACKNOWLEDGED AND CONSENTED TO For the limited purposes set forth in Section 2.01:
DLJ MERCHANT BANKING PARTNERS III, L.P.
By: DLJ MERCHANT BANKING III, INC., its Managing General Partner
By:	/s/ ROBERT CABES
Name: Robert Cabes Title: Attorney-in-Fact
DLJ MERCHANT BANKING III, INC., as advisory general partner on behalf of DLJ OFFSHORE PARTNERS III, C.V.
By:	/s/ ROBERT CABES
Name: Robert Cabes Title: Attorney-in-Fact

DLJ MERCHANT BANKING III, INC.,
as advisory general partner on behalf of
DLJ OFFSHORE PARTNERS III-1, C.V.
and as attorney-in-fact for
DLJ MERCHANT BANKING III, L.P.,
as associate general partner of
DLJ OFFSHORE PARTNERS III-1, C.V.
By:	/s/ ROBERT CABES
Name: Robert Cabes Title: Attorney-in-Fact

DLJ MERCHANT BANKING III, INC.,
as advisory general partner on behalf of
DLJ OFFSHORE PARTNERS III-2, C.V.
and as attorney-in-fact for
DLJ MERCHANT BANKING III, L.P.,
as associate general partner of
DLJ OFFSHORE PARTNERS III-2, C.V.
By:	/s/ ROBERT CABES
Name: Robert Cabes Title: Attorney-in-Fact
DLJ MB PARTNERS III GmbH & CO. KG
By: DLJ MERCHANT BANKING III, L.P., its Managing Limited Partner By: DLJ MERCHANT BANKING III, INC., its General Partner
By:	/s/ ROBERT CABES
Name: Robert Cabes Title: Attorney-in-Fact
MILLENNIUM PARTNERS II, L.P.
By: DLJ MERCHANT BANKING III, INC., its Managing General Partner
By:	/s/ ROBERT CABES
Name: Robert Cabes Title: Attorney-in-Fact
MBP III PLAN INVESTORS, L.P.
By: DLJ LBO PLANS MANAGEMENT CORPORATION, its Managing General Partner
By:	/s/ ROBERT CABES
Name: Robert Cabes Title: Attorney-in-Fact

ACKNOWLEDGED AND CONSENTED TO For the limited purposes set forth in Section 2.08:
DLJ MB FUNDING III, INC.
By:	/s/ ROBERT CABES
Name: Robert Cabes Title: Attorney-in-Fact
DLJ ESC II, LP
By: DLJ LBO PLANS MANAGEMENT CORPORATION, its general partner
By:	/s/ ROBERT CABES
Name: Robert Cabes Title: Attorney-in-Fact
DLJ MERCHANT BANKING PARTNERS III, LP
By: DLJ MERCHANT BANKING III, INC., its Managing General Partner
By:	/s/ ROBERT CABES
Name: Robert Cabes Title: Attorney-in-Fact
DLJ MERCHANT BANKING III, INC., as advisory general partner on behalf of DLJ OFFSHORE PARTNERS III, C.V.
By:	/s/ ROBERT CABES
Name: Robert Cabes Title: Attorney-in-Fact

Exhibit A

Form of Registration Rights Agreement

REGISTRATION RIGHTS AGREEMENT

        THIS REGISTRATION RIGHTS AGREEMENT (this "Agreement") is entered into as of                  , 2002, by and among Brigham Exploration Company, a Delaware corporation (the "Company"), and Shell Capital Inc. ("SCI").

RECITALS

        WHEREAS, pursuant to that certain Exchange Agreement (the "Exchange Agreement") dated as of November 21, 2002 between the Company and SCI, the Company has agreed to issue SCI 550,000 shares of the Company's common stock, par value $.01 per share (the "Common Stock");

        WHEREAS, in connection with such issuance, the Company and SCI desire to enter into this Agreement in order to grant the registration rights as set forth below.

AGREEMENT

        1.    Definitions

        For purposes of this Agreement, the following terms have the following meanings:

        (a)  "Form S-3" means such form under the Act as in effect on the date hereof or any registration form under the Act subsequently adopted by the Securities and Exchange Commission (the "SEC") that similarly permits inclusion or incorporation of substantial information by reference to other documents filed by the Company with the SEC.

        (b)  "Holder" means any person owning or having the right to acquire Registrable Securities who is a party to this Agreement as of the date hereof or who may be added as a party pursuant to the terms of this Agreement and any assignee thereof who meets the requirements set forth in Section 10.

        (c)  "register," "registered" and "registration" refer to a registration effected by preparing and filing a registration statement or similar document in compliance with the Securities Act of 1933, as amended (the "Act"), and the declaration or order of effectiveness of such registration statement or document.

        (d)  "Registrable Securities" means (i) the 550,000 shares of the Common Stock of the Company to be issued to SCI pursuant to the Exchange Agreement and (ii) any Common Stock of the Company issued as (or issuable upon the conversion or exercise of any warrant, right or other security which is issued as) a dividend or other distribution with respect to, or in exchange for or in replacement of, such Common Stock, excluding in all cases, however, any Registrable Securities sold by a person in a transaction in which its rights under this Agreement are not assigned. For the purposes of this Agreement, a Registrable Security ceases to constitute a Registrable Security hereunder (i) when such Registrable Security shall have been effectively registered under the Securities Act and disposed of in a public market transaction pursuant to a Registration Statement, (ii) when such Registrable Security shall have been sold pursuant to Rule 144 (or any successor provision) under the Securities Act, (iii) when such Registrable Security shall have been otherwise transferred and a new certificate for such Registrable Security not bearing a legend restricting further transfer shall have been delivered by the Company, (iv) with respect to a particular Holder, at any time when all of such Holder's remaining Registrable Securities can be sold in a single transaction in compliance with Rule 144 under the Securities Act, or (v) when such Registrable Security shall have ceased to be outstanding.

        (e)  "Registrable Securities then outstanding" means the number of shares of Common Stock outstanding which are Registrable Securities.

        (f)    "SEC" means the Securities and Exchange Commission.

        2.    Request for Registration

        (a)  If the Company shall receive a written request from the Holders of at least 50% of the Registrable Securities then outstanding (the "Initiating Holders") that the Company file a registrat ion statement under the Act covering the registration of at least 250,000 of the Registrable Securities (a "Demand Registration"), then the Company shall, within 10 days after the receipt of the Demand Registration, give written notice of such request to all Holders (the "Company Notice") and shall, subject to the limitations set forth below, use its reasonable best efforts to effect as soon as practicable the registration under the Act of all Registrable Securities that the Holders request to be registered in a written request to be given within 30 days of receipt of the Company Notice. The Company Notice shall include reasonable details relating to the proposed registration and the due date for replies.

        (b)  The Company is obligated to effect only one registration pursuant to this Section 2.

        (c)  Notwithstanding the foregoing, if the Company shall furnish to the Initiating Holders requesting a registration pursuant to this Section 2 within 30 days of receiving the Demand Registration a certificate signed by the President of the Company stating that in the good faith Judgment of the Board of Directors of the Company it would be seriously detrimental to the Company and its stockholders for such registration statement to be filed and it is therefore essential to defer the filing of such registration statement, the Company shall have the right to defer such filing for up to 2 periods of not more than 45 days each after receipt of the Demand Registration; provided, however, that the Company may not use this right more than once (for a total of up to 90 days) in any 12-month period; and provided, further that the Company shall promptly notify the Initiating Holders requesting a registration pursuant to this Section 2 of any decision by the Company to abandon or indefinitely delay such public offering. During any such delay the Initiating Holders may withdraw the Demand Registration and the consequence of such withdrawal is that the Company's obligation under Section 2(b) hereof is not satisfied.

        3.    Company Registration

        If the Company proposes to register (including for this purpose a registration effected by the Company for stockholders ("Requesting Holders") other than the Holders) any of its stock or other securities under the Act in connection with the public offering of such securities solely for cash (other than a registration relating solely to the sale of securities to participants in a Company stock plan, or a registration on any form that does not include substantially the same information as would be required to be included in a registration statement covering the sale of Registrable Securities), the Company shall, at each such time, promptly give each Holder written notice of such registration. Upon the written request of each such Holder given within 20 days after receipt of such notice by such Holder from the Company, the Company shall, subject to the provisions of the following sentence, use its reasonable best efforts to cause to be registered under the Act all of the Registrable Securities that each such Holder has requested to be registered. If the managing underwriter of a proposed public offering shall advise the Company in writing that, in its opinion, the distribution of the Registrable Securities requested to be included in the registration concurrently with the securities being registered by the Company or any Requesting Holder would materially and adversely affect the distribution of such securities by the Company or such Requesting Holders, then all selling security holders (but not the Company or the Requesting Holders) shall reduce the amount of Registrable Securities of each intended to be distributed through such offering on a pro rata basis to the greatest aggregate amount which, in the opinion of such managing underwriter, would not materially and adversely affect the distribution of such securities.

        In the event that the Company decides for any reason not to complete the registration of shares of Common Stock other than Registrable Securities, the Company shall have no obligation under this Section 3 to continue with the registration of Registrable Securities. Any request pursuant to this

Section 3 to register Registrable Securities as part of an underwritten public offering of Common Stock shall specify that such Registrable Securities are to be included in the underwriting on the same terms and conditions as the shares of Common Stock otherwise being sold through underwriters under such registration. Notwithstanding any provision herein, the rights of all Holders under this Section 3 are subject to the express limitations contained in the registration rights agreements in effect on the date hereof between the Company and other parties, all of which are on file with the SEC on the date hereof.

        4.    Obligations of the Company

        Whenever required under this Agreement to effect the registration of any Registrable Securities, the Company shall, as expeditiously as reasonably possible:

        (a)  Prepare and file with the SEC a registration statement with respect to such Registrable Securities and use its commercially reasonable efforts to cause such registration statement to become effective, and, upon the request of the Holders of 50% of the Registrable Securities registered thereunder, keep such registration statement effective for up to one hundred twenty (120) days.

        (b)  Prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection with such registration statement as may be necessary to comply with the provisions of the Act with respect to the disposition of all securities covered by such registration statement.

        (c)  Furnish to the Holders such copies of a prospectus, including a preliminary prospectus, in conformity with the requirements of the Act and such other documents as they may reasonably request to facilitate the disposition of all securities covered by such registration statement

        (d)  Use commercially reasonable efforts to register and qualify the securities covered by such registration statement under such other securities or blue sky laws of such jurisdictions as shall be reasonably requested by the Holders, provided that the Company shall not be required to qualify to do business or to file a general consent to service of process in any such states or jurisdictions.

        (e)  In the event of any underwritten public offering, enter into and perform its obligations under an underwriting agreement, in usual and customary form, with the managing underwriter(s) of such offering. Each Holder participating in such registration shall also enter into and perform its obligations under such an agreement.

        (f)    Notify each Holder of Registrable Securities covered by such registration statement, during the time when a prospectus is required to be delivered under the Act, of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing.

        (g)  At the request of any Holder selling Registrable Securities in such registration, furnish on the date that such Registrable Securities are delivered to the underwriters for sale in connection with such registration (i) an opinion, dated such date, of legal counsel representing the Company for the purposes of such registration, in form and substance as is customarily given by Company counsel to underwriters in an underwritten public offering, addressed to the underwriters and (ii) a letter, dated such date, from the independent certified public accountants of the Company, in form and substance as is customarily given by independent certified public accountants to underwriters in an underwritten public offering, addressed to the underwriters.

        (h)  List the Registrable Securities being registered on any national securities exchange on which a class of the Company's equity securities is listed or qualify the Registrable Securities being registered for inclusion on Nasdaq if the Company does not have a class of equity securities listed on a national securities exchange.

        5.    Furnish Information

        It shall be a condition precedent to the obligations of the Company to take any action pursuant to this Agreement that the selling Holders shall furnish to the Company such information regarding themselves, the Registrable Securities held by them and the intended method of disposition of such securities as shall be reasonably required to effect the registration of their Registrable Securities and shall execute such documents in connection with such registration as the Company may reasonably request.

        6.    Expenses of Registration

        In connection with any registration pursuant to this Agreement, the Company shall be responsible for the payment of all reasonable expenses of the registration, with the exception of (i) underwriting discounts and commissions, which shall be paid by the Company, the Holders and any other selling holders of the Company's securities in proportion to the aggregate value of the securities offered for sale by each of them, (ii) the fees and expenses of counsel to the selling Holders The expenses to be paid by the Company shall include, without limitation, all registration, filing and qualification fees, printing and accounting fees, and the fees and disbursements of counsel for the Company; provided, however, that the Company shall not be required to pay for any expenses of any registration proceeding begun pursuant to Section 2 if the registration request is subsequently withdrawn (other than a withdrawal due to a material adverse change in the Company's business or financial condition or pursuant to the last sentence of Section 2(c)), unless, in the event of a registration initiated pursuant to the provisions of Section 2, the Holders of all of the Registrable Securities agree to forfeit the right to one demand registration.

        7.    Delay of Registration

        No Holder shall have any right to obtain or seek an injunction restraining or otherwise delaying any registration of the Company as the result of any controve rsy that might arise with respect to the interpretation or implementation of this Agreement.

        8.    Indemnification

        In the event any Registrable Securities are included in a registration statement under this Agreement:

        (a)  To the extent permitted by law, the Company will indemnify and hold harmless each Holder, any underwriter (as defined in the Act) for such Holder and each person, if any, who controls such Holder or underwriter within the meaning of the Act or the Securities Exchange Act of 1934, as amended (the "1934 Act"), against any actual expenses (including legal fees and costs), losses, claims, damages (including settlement amounts) or liabilities joint or several) (collectively, "Losses") to which they may become subject under the Act, the 1934 Act or other federal or state law, insofar as such Losses arise out of or are based upon any of the following statements, omissions or violations (collectively, a "Violation") relating to or in connections with the Registration Statement: (i) any untrue statement or alleged untrue statement of a material fact contained in such registration statement, including any preliminary prospectus or final prospectus contained therein, or any amendments or supplements thereto, untrue in light of the circumstances under which they were made, (ii) the omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, or (iii) any violation or alleged violation by the Company of the Act, the 1934 Act, any state securities law or any rule or regulation promulgated under the Act, the 1934 Act or any state securities law. The Company will reimburse (as incurred) each such Holder, underwriter or controlling person for any Losses reasonably incurred by them in connection with investigating or defending any Violations; provided, however, that the indemnity agreement contained in this Section 8(a) shall not apply to amounts paid in settlement of any c laims for Violations if such settlement is made without the consent of the Company, which consent shall not be unreasonably withheld, nor shall the Company be liable in any such case for any Losses that arise out of or are based upon a Violation that occurs in reliance upon and in conformity with written information furnished expressly for use in connection with such registration by, or on behalf of, any such Holder, underwriter or controlling person.

        (b)  To the extent permitted by law, each selling Holder will indemnify and hold harmless the Company and its officers, directors, agents and employees, each underwriter and each other Holder selling securities in such in registration statement, and any person who controls any of the foregoing within the meaning of the Act or the 1934 Act, against any Losses to which the Company or such officer, director, agent, employee, or underwriter or other selling Holder or controlling person may become subject under the Act, the 1934 Act or other federal or state law, insofar as such Losses arise out of or are based upon any Violation that occurs in reliance upon and in conformity with written information furnished by, or on behalf of, such Holder expressly for use in connection with such registration; and each such Holder will reimburse any Losses reasonably incurred by the Company or its officers, directors, agents, employees, or underwriters or other selling Holders or controlling persons in connection with investigating or defending any Violations; provided, however, that (i) the indemnity agreement contained in this Section 8(b) shall not apply to amounts paid in settlement of any claims for Violations if such settlement is made without the consent of the Holder, which consent shall not be unreasonably withheld and (ii) the obligations of such Holders shall be limited to an amount equal to the gross proceeds before expenses and commissions to each such Holder of Registrable Securities sold as contemplated herein.

        (c)  Promptly after receipt of notice of the commencement of any action (including any governmental action), an indemnified party will, if a claim is to be made against any indemnifying party under this Section 8, deliver to the indemnifying party a written notice of the commencement, and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly notified to assume the defense thereof with counsel mutually satisfactory to the parties; provided, however, that an indemnified party shall have the right to retain its own counsel, with the fees and expenses to be paid by the indemnifying Party, if, in the opinion of counsel for the indemnifying party, representation of such indemnified party by the counsel retained by the indemnifying party would be inappropriate due to actual or potential differing interests between such indemnified party and any other party represented by such counsel in the proceeding. The failure to deliver written notice to the indemnifying party within a reasonable period of time after notice of the commencement of any such action shall relieve such indemnifying party of any liability to the indemnified party under this Section 8 to the extent such failure is prejudicial to its ability to defend such action, but the omission to deliver written notice to the indemnifying party will not relieve it of any liability that it may have to any indemnified party otherwise than under this Section 8.

        (d)  If the indemnification provided for in this Section 8 is held by a court of competent jurisdiction to be unavailable to an indemnified party with respect to any Losses, then the indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such Losses in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and of the indemnified party on the other in connection with the Violations that resulted in such Losses as well as any other relevant equitable considerations; provided, that, in no event shall any contribution by a Holder under this Section 8(d) exceed the gross proceeds before expenses and commissions to each such Holder, except in the case of willful fraud by such Holder. The relative fault of the indemnifying party and of the indemnified party shall be determined by reference to, among other things, whether the Violation resulting in such Losses relates to information supplied by the indemnifying party or by the indemnifying party and the parties' relative intent, knowledge, access to information, and opportunity to correct or prevent such Violation.

        (e)  Notwithstanding the foregoing, to the extent that the provisions on indemnification and contribution contained in the underwriting agreement entered into in connection with the underwritten public offering are in conflict with the foregoing provisions, the provisions in the underwriting agreement shall control.

        (f)    The obligations of the Company and Holders under this Section 8 shall survive the completion of any offering of Registrable Securities and the termination of Registration Rights pursuant to Section 12.

        9.    Reports Under the Act

        With a view to making available to the Holders the benefits of SEC Rule 144 promulgated under the Act and any other rule or regulation of the SEC that may at an time permit a Holder to sell securities of the Company to the public without registration or pursuant to a registration on Form S-3, the Company agrees to use commercially reasonable efforts to:

        (a)  Make and keep public information available, as those terms are understood and defined in SEC Rule 144, at all times after the effective date of the first registration statement filed by the Company for the offering of its securities to the general public;

        (b)  File with the SEC in a timely manner all reports and other documents required of the Company under the Act and the 1934 Act; and

        (c)  Furnish to any Holder, so long as the Holder owns any Registrable Securities, promptly upon request (i) a written statement by the Company that it has complied with the reporting requirements of the 1934 Act (at any time after the date on which it becomes subject to such reporting requirements), or that it qualifies as a registrant whose securities may be resold pursuant to Form S-3 (at any time after it so qualifies), (ii) a copy of the most recent annual or quarterly report of the Company and such other reports and documents so filed by the Company, and (iii) such other information as may be reasonably requested in availing any Holder of any rule or regulation of the SEC that permits the selling of any such securities without registration or pursuant to such Form S-3.

        10.  Assignment of Registration Rights

        The rights to cause the Company to register Registrable Securities pursuant to this Agreement may be assigned by a Holder to a transferee or assignee of such securities who shall, upon such transfer or assignment, be deemed a "Holder" under this Agreement; provided that the Company is, within a reasonable period of time after such transfer, furnished with written notice of the name and address of such transferee or assignee and the securities with respect to which such registration rights are being assigned; provided, further, that such assignment shall be effective only if immediately following such transfer the further disposition of such securities by the transferee or assignee is restricted under the Act and that such transferee or assignee is (a) an entity controlling, controlled by or under common control with any Holder that is not an individual or (b) a transferee or assignee that after the transfer or assignment holds at least one-third of the Registrable Securities or 175,000 of the Registrable Securities, whichever is greater.

        11.  "Market Standoff" Agreement

        The Holders hereby agree that they shall not, to the extent requested by the Company and an underwriter of Common Stock (or other securities) of the Company, sell or otherwise transfer or dispose (other than to transferees who agree to be similarly bound) of any Registrable Securities for 180 days following the effective date of a registration statement of the Company filed under the Act; provided, however, that the foregoing shall not be effective unless all officers and directors of the Company (whether or not pursuant to this Agreement) enter into similar agreements and the Company has used all reasonable efforts to obtain similar agreements from all holders of at least 1% of the Company's then outstanding Common Stock.

        To enforce the foregoing covenant, the Company may impose stop-transfer instructions with respect to the Registrable Securities of the Holders (and the shares or securities of every other person subject to the foregoing restriction) until the end of such period.

        12.  Termination of Registration Rights

        The registration rights granted under Sections 2, 3 and 4 of this Agreement shall terminate as to each Holder on the third (3rd) anniversary of the date of this Agreement.

        13.  Miscellaneous

          13.1 Notices

        Any notice required or permitted under this Agreement shall be given in writing and shall be deemed effectively given (a) upon personal delivery to the party to be notified, (b) upon confirmation of receipt by fax by the party to be notified, (c) one business day after deposit with a reputable overnight courier, prepaid for overnight delivery and addressed as set forth in (d), or (d) three days after deposit with the United States Post Office, postage prepaid, registered or certified with return receipt requested and addressed to the party to be notified at the address indicated for such party on the signature page, or at such other address as such party may designate by 10 days' advance written notice to the other parties given in the foregoing manner.

          13.2 Amendments and Waivers

        Any term of this Agreement may be amended and the observance of any term may be waived (either generally or in a particular instance and either retroactively or prospectively) only with the written consent of the Company and the holders of a majority of the Registrable Securities then outstanding; provided t hat no amendment may have the effect of excluding any Holder from participating in any registration covered hereby or grant additional rights to any Holder that are not granted to all Holders, unless the Holder adversely affected has executed the amendment. Additional Holders may be added to this Agreement with such consent by amending Schedule A and adding a signature page executed by such additional Holder.

          13.3 Governing Law; Jurisdiction; Venue

        This Agreement shall be governed by and construed under the la ws of the State of New York without regard to principles of conflict of laws. The parties irrevocably consent to the jurisdiction and venue of the state and federal courts located in New York City in connection with any action relating to this Agreement.

          13.4 Successors and Assigns

        The terms and conditions of this Agreement shall inure to the benefit of and be binding on the respective successors and assigns of the parties as provided herein.

          13.5 Severability

        If one or more provisions of this Agreement are held to be-unenforceable under applicable law, such provision shall be excluded from this Agreement, and the balance of this Agreement shall be interpreted as if such provision were so excluded and shall be enforceable in accordance with its terms.

          13.6 Entire Agreement; Counterparts

        This Agreement constitutes the entire agreement between the parties about its subject and supersedes all prior agreements. This Agreement may be executed in two or more counterparts, which together shall constitute one instrument.

        [Signature page follows]

Schedule A
to Registration Rights Agreement

Holder Name	Number of Shares
Shell Capital Inc., a Delaware corporation	550,000

QuickLinks

  Exhibit 10.47
EXCHANGE AGREEMENT among BRIGHAM EXPLORATION COMPANY as Issuer BRIGHAM OIL & GAS, L.P. as Borrower and SHELL CAPITAL INC. as Holder
TABLE OF CONTENTS
EXCHANGE AGREEMENT
ARTICLE I Definitions; Interpretation.
ARTICLE II Agreements.
ARTICLE III Representations and Warranties.
ARTICLE IV Miscellaneous.
Exhibit A Form of Registration Rights Agreement REGISTRATION RIGHTS AGREEMENT
RECITALS
AGREEMENT
Schedule A to Registration Rights Agreement